UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2022

_______________________________

Aptose Biosciences Inc.

(Exact name of registrant as specified in its charter)

_______________________________

Canada	001-32001	98-1136802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 Consumers Road, Suite 1105

Toronto, Ontario M2J 4R3

(Address of Principal Executive Offices) (Zip Code)

(647) 479-9828

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	APTO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On November 18, 2022, Aptose Biosciences Inc. (the “Company”) delivered written notice to Piper Sandler & Co. and Canaccord Genuity LLC (together, the “Placement Agents”) to terminate that certain Equity Distribution Agreement dated May 5, 2020 by and between the Company and the Placement Agents (the “Equity Distribution Agreement”). The termination of the Equity Distribution Agreement was effective at the close of business on November 18, 2022. The Company exercised its option to terminate the Equity Distribution Agreement prior to the expiration date due to the fact that the Company no longer intends to utilize the Equity Distribution Agreement. There are no penalties associated with the termination of the Equity Distribution Agreement.

Pursuant to the Equity Distribution Agreement, the Company could, from time to time, issue and sell through the Placement Agents up to an aggregate of $75,000,000 of its common shares through “at-the-market” distributions on the Nasdaq Capital Market. Prior to its termination, the Company received approximately $86,000 in net proceeds from the sales of its common shares pursuant to the Equity Distribution Agreement.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in entirety by reference to the full text of such agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 5, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptose Biosciences Inc.

Date: November 25, 2022	By:	/s/ William G. Rice, Ph.D.
William G. Rice, Ph.D.
Chairman, President, and Chief Executive Officer